UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Translate Bio, Inc.

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TRANSLATE BIO, INC.

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, June 18, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Translate Bio, Inc. to be held on Tuesday, June 18, 2019 at 9:00 a.m. Eastern Time, at the law offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, MA 02109.

At the annual meeting, stockholders will consider and vote on the following matters:

1.

The election of three Class I directors, Jean-François Formela, M.D., Robert J. Meyer, M.D., and Robert M. Plenge, M.D., Ph.D., each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his respective successor has been duly elected and qualified;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 22, 2019 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Translate Bio, Inc.

Very truly yours,

Ronald C. Renaud, Jr.

President and Chief Executive Officer

Lexington, Massachusetts

April 25, 2019

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 18, 2019: This Proxy Statement and our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ending December 31, 2018, are available at www.proxydocs.com/tbio. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133, visiting www.investorelections.com/tbio or emailing paper@investorelections.com.

i

TRANSLATE BIO, INC.

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, June 18, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement contains information about our 2019 annual meeting of stockholders, or the Annual Meeting. The meeting will be held on Tuesday, June 18, 2019 at 9:00 a.m. Eastern Time, at the law offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, MA 02109. Except where the context otherwise requires, references to “Translate Bio,” “the Company,” “we,” “us,” “our” and similar terms refer to Translate Bio, Inc. and its consolidated subsidiaries. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors. We are making this Proxy Statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2018, or our 2018 Annual Report, available to stockholders for the first time on or about April 25, 2019.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Translate Bio, Inc., 29 Hartwell Avenue, Lexington, Massachusetts 02421 or by calling (866) 648-8133, by emailing paper@investorelections.com or by submitting a request over the Internet at www.investorelections.com/tbio. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why do I have access to these materials?

A.

We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on June 18, 2019 at 9:00 a.m. Eastern Time, including at any adjournments or postponements of the meeting. As a holder of record of common stock as of the close of business on April 22, 2019, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with SEC rules, we have elected to provide access to our proxy materials, including this Proxy Statement and our 2018 Annual Report, over the internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials and voting over the internet or by telephone. We mailed the Notice on or about April 25, 2019 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxydocs.com/tbio. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions to request to receive a printed set of the proxy materials. You may request the proxy materials over the internet at www.investorelections.com/tbio, by emailing paper@investorelections.com, or by calling (866) 648-8133.

The Notice also identifies the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our 2018 Annual Report, and a form of proxy relating to the Annual Meeting; and information on how to access and vote the form of proxy.

Q.	Can I vote my shares by filling out and returning the Notice?

A.

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the internet, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Annual Meeting.

Q.	What does it mean if I receive more than one Notice?

A.

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)

The election of three Class I directors, Jean-François Formela, M.D., Robert J. Meyer, M.D. and Robert M. Plenge, M.D., Ph.D., each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his respective successor has been duly elected and qualified (Proposal 1).

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

(3)	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q.	Who can vote?

A.

Only stockholders of record at the close of business on April 22, 2019, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 45,319,709 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date, April 22, 2019, entitles you to one vote on each matter that is voted on.

Q.	Is my vote important?

A.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)

Over the Internet: To vote over the internet, please go to the following website: www.proxypush.com/tbio, and follow the instructions at that site for submitting your proxy electronically. If you vote over the internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 8:59 a.m. Eastern Time on June 18, 2019 to be counted.

(2)

By Telephone: To vote by telephone, please call (855) 673-0638, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the internet. Your vote must be received by 8:59 a.m. Eastern Time on June 18, 2019 to be counted.

(3)

By Mail: To vote using the printed proxy card that may be delivered to you upon request, simply complete, sign and date the proxy card that may be delivered and return it promptly in the postage prepaid envelope provided to Proxy Tabulator for Translate Bio, Inc., c/o Mediant Communications Inc., P.O. Box 8016, Cary, North Carolina 27512-9903. If you vote by mail, you do not need to vote over the internet or by telephone. If we receive the proxy card no later than June 17, 2019, we will vote your shares as you direct.

(4)	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm, or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm or other nominee if they permit internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)

In Person at the Meeting: You must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date in order to vote your shares at the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy, executed in your favor, from the holder of record. A legal proxy is not the form of proxy card included with this Proxy Statement.

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote by following one of the below procedures:

(1)

Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 8:59 a.m. Eastern Time, on June 18, 2019.

(2)

Sign and complete a new proxy card and send it by mail to Proxy Tabulator for Translate Bio, Inc., c/o Mediant Communications Inc., P.O. Box 8016, Cary, North Carolina 27512-9903. Mediant must receive the proxy card no later than June 17, 2019. Only your latest dated proxy will be counted.

(3)	Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting alone will not revoke your internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)

Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy. Such written notice should be sent to Translate Bio, Inc., Attention: Paul Burgess, Chief Legal Officer and Corporate Secretary, 29 Hartwell Avenue, Lexington, MA 02421.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Q.	Will my shares be voted if I do not return my proxy?

A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, by returning your proxy card by mail or by ballot at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on routine matters but they will not be allowed to vote your shares with respect to certain non-routine items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted.

Your brokerage firm cannot vote your shares on any matter that is not considered routine. Proposal 1, the election of three Class I directors, is not considered a routine matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, is considered a routine matter, and your brokerage firm will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

Q.	How many shares must be represented to hold the Annual Meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokerage firms or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposal 1. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of the record date, April 22, 2019, or approximately 22,659,856 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1 — Election of Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not considered a routine matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is considered a routine matter. If your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2019.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

•

FOR the election of each of the three Class I directors, Jean-François Formela, M.D., Robert J. Meyer, M.D. and Robert M. Plenge, M.D., Ph.D., each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his respective successor is duly elected and qualified; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q.	Are there other matters to be voted on at the Annual Meeting?

A.

We do not know of any matters that may come before the Annual Meeting other than the election of our Class I directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Who will count the votes?

A.	The votes will be counted, tabulated and certified by Mediant Communications Inc.

Q.	Will my vote be kept confidential?

A.

Your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the board of directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on the proxy card.

Q.	How can I find out the results of the voting at the Annual Meeting?

A.

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q.	How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2020 annual meeting?

A.

Stockholders wishing to suggest a candidate for director should write to our Corporate Secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2020 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws or SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Q.	Who is paying the costs of soliciting these proxies?

A.

We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

Q.	How do I obtain an Annual Report on Form 10-K?

A.

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2018 that we filed with the SEC, we will send you one, without exhibits, free of charge. Please contact Teri Dahlman, Investor Relations. She may be contacted at 29 Hartwell Avenue, Lexington, MA 02421, telephone: (857) 242-7792, e-mail: tdahlman@translate.bio.

All of our SEC filings are also available free of charge in the “Investors & Media—Financials and Filings” section of our website at www.translate.bio.

Q.	Whom should I contact if I have any questions?

A.

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Teri Dahlman, Investor Relations. She may be contacted at 29 Hartwell Avenue, Lexington, MA 02421, telephone: (857) 242-7792, e-mail: tdahlman@translate.bio.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years from the date of our initial public offering, or IPO. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors.

Our board of directors currently consists of three Class I directors, Jean-François Formela, M.D., Brian M. Gallagher, Jr., Ph.D., and Robert J. Meyer, M.D., whose terms expire at the Annual Meeting; three Class II directors, Daniella Beckman, Owen Hughes and Robert M. Plenge, M.D., Ph.D., whose terms expire at the 2020 annual meeting of stockholders; and two Class III directors, Daniel S. Lynch and Ronald C. Renaud, Jr., whose terms expire at the 2021 annual meeting of stockholders. Dr. Gallagher is not standing for reelection at the Annual Meeting. So that Dr. Plenge, who was appointed to our board of directors in April 2019, can stand for election by the stockholders for the first time in 2019, the nominees for Class I directors for election at the Annual Meeting are Dr. Formela, Dr. Meyer and Dr. Plenge. In connection with his nomination as Class I director, Dr. Plenge will tender his conditional resignation as a Class II director, which will become effective only if he is elected as a Class I director at the Annual Meeting. Upon the expiration of Dr. Gallagher’s term, the authorized size of our board of directors will be seven.

If no contrary indication is made, proxies in the accompanying form will be voted for Dr. Formela, Dr. Meyer and Dr. Plenge. In the event that any of Dr. Formela, Dr. Meyer or Dr. Plenge is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of business acumen, the ability to contribute positively to the decision-making process of the Company, knowledge of our business, understanding of the competitive landscape and a reputation for integrity, honesty and adherence to high ethical standards. Re-nomination of our directors is not automatic, and performance on the Board and committees is considered, as well as the undertaking of continuing director education. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The following paragraphs provide information as of the date of this Proxy Statement about each director and nominee for director, as furnished to us by the directors and nominees for director. The information presented includes information each such individual has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each such individual’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors and director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of our directors and nominees for director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Nominees for Election to the Board of Directors

Term Expiring at the 2022 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class I)

Name	Age
Jean-François Formela, M.D. (1)	62
Robert J. Meyer, M.D.	61
Robert M. Plenge, M.D., Ph.D.	48

(1)	Member of the compensation committee.

Jean-François Formela, M.D. has served as a member of our board of directors since 2011. Dr. Formela is currently a partner at Atlas Venture, a venture capital firm, which he joined in 1993. He is a member of the boards of directors of Intellia Therapeutics, Inc. and Spero Therapeutics, Inc. Within the last five years, Dr. Formela has also served on the boards of directors of the following public companies: Egalet Corporation, Horizon Pharma, Inc. and ARCA biopharma, Inc. Dr. Formela also serves on the boards of directors of numerous private biotechnology and health care companies. Prior to joining Atlas Venture, Dr. Formela served as a senior director of medical marketing and scientific affairs at Schering-Plough Corporation, a pharmaceutical company which merged with Merck & Co., Inc. Dr. Formela began his career as a medical doctor and practiced emergency medicine at Necker University Hospital in Paris. Dr. Formela is a member of the Massachusetts General Hospital Research Advisory Council. He received his M.D. from the Paris University School of Medicine and his M.B.A. from Columbia University. We believe that Dr. Formela is qualified to serve on our board of directors because of his experience as an investor and board member in the life sciences industry, and because of his practice of medicine.

Robert J. Meyer, M.D. has served as a member of our board of directors since January 2019. Since January 2018, Dr. Meyer has been a principal of the drug and biological products team at Greenleaf Health Inc., a U.S. Food and Drug Administration, or FDA, strategic advising company. He is an associate professor of public health sciences at the University of Virginia, and he also served as the director of the Virginia Center for Translational and Regulatory Sciences from March 2013 to December 2017. Prior to joining the faculty at the University of Virginia, Dr. Meyer joined Merck & Co, Inc. in October 2007 and served as vice president and head, global regulatory strategy, policy and safety at Merck Research Laboratories until January 2013. Prior to Merck, Dr. Meyer worked for the FDA from 1994 to 2007. Dr. Meyer holds a B.A. in natural sciences from Lehigh University, and an M.D. from the University of Connecticut School of Medicine, where he also completed his residency in internal medicine and served as chief resident. He completed a fellowship in pulmonary and critical care medicine at the University of Vermont. Dr. Meyer also serves on the board of directors of Chimerix, Inc. and Correvio Pharma Corp. He has been a medical science trustee for the United States Pharmacopeia Board, a non-profit foundation, since April 2015. We believe that Dr. Meyer is qualified to serve on our board of directors because of his experience advising companies on regulatory matters related to drug approval and as a board member for other public life sciences companies, and because of his practice of medicine.

Robert M. Plenge, M.D., Ph.D. has served as a member of our board of directors since April 2019. Dr. Plenge has served as vice president, translational development, research and early development and head of the Inflammation and Immunology Thematic Center of Excellence Unit at Celgene Corporation, a biopharmaceutical company, since May 2017. Prior to joining Celgene, Dr. Plenge was vice president and head of translational medicine at Merck & Co., Inc., a pharmaceutical company, from July 2013 to May 2017. Prior to transitioning to the pharmaceutical industry, he was on the faculty of Harvard Medical School and an Associate Member of the Broad Institute while practicing clinical rheumatology and running a research laboratory at Brigham and Women’s Hospital from 2007 to 2013. Dr. Plenge completed his internal medicine residency as a molecular medicine fellow at University of California, San Francisco in 2002, served as rheumatology fellow at Brigham and Women’s Hospital from 2002 to 2006 and post-doctoral research fellow at the Broad Institute from 2003 to 2007. Dr. Plenge received a B.S. from the University of California, San Diego in 1992, and received his M.D. and Ph.D. degrees from Case Western Reserve University in 2000. We believe that Dr. Plenge is qualified to serve on our board of directors because of his experience assisting companies develop strategic vision, and implementation and partnerships of novel therapeutics, and because of his practice of medicine.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. FORMELA, DR. MEYER AND DR. PLENGE.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2020 Annual Meeting of Stockholders (Class II)

Name	Age
Daniella Beckman(2)(3)	40
Owen Hughes(3)	44

(2)	Member of the nominating and corporate governance committee.
(3)	Member of the audit committee.

Daniella Beckman has served as a member of our board of directors since October 2017. Ms. Beckman has provided consulting and interim chief financial officer services for early-stage biotechnology companies since November 2015. Previously, Ms. Beckman was the chief financial officer of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2011 until it was acquired by Merck & Co., Inc., a pharmaceutical company, in August 2014. Ms. Beckman previously served as Idenix’s corporate controller from 2008 until her appointment as chief financial officer. Ms. Beckman holds a B.S. in business administration-accounting from Boston University. She is also a certified public accountant in Massachusetts. We believe that Ms. Beckman is qualified to serve on our board of directors because of her financial expertise and her experience in public accounting in the life sciences industry.

Owen Hughes has served as a member of our board of directors since July 2016. Mr. Hughes has served as the chief executive officer of Cullinan Oncology, a biotechnology company focused on oncology drug development, since October 2017. Prior to that, Mr. Hughes was the chief business officer of Intarcia Therapeutics, a biopharmaceutical company, from February 2013 to September 2017. Mr. Hughes also served as director at Brookside Capital, a private equity firm, from 2008 to 2013. Mr. Hughes serves on the board of directors of Radius Health, a publicly traded biopharmaceutical company. He received a B.A. from Dartmouth College. We believe that Mr. Hughes is qualified to serve on our board of directors because of his extensive business and professional experience, including his experience in the venture capital industry and years of analyzing development opportunities in the life sciences sector.

Term Expiring at the

2021 Annual Meeting of Stockholders (Class III)

Name	Age
Daniel S. Lynch(1)(2)(3)	61
Ronald C. Renaud, Jr.	50

(1)	Member of the compensation committee.
(2)	Member of nominating and corporate governance committee.
(3)	Member of the audit committee.

Daniel S. Lynch has served as a member of our board of directors since June 2012 and as chairman of our board of directors since March 2015. He served as executive chairman of the board from June 2012 to March 2015. Mr. Lynch served as the interim chief executive officer of Surface Oncology, Inc., a pharmaceutical company, from September 2017 until January 2018. He served as a venture partner at Third Rock Ventures, a venture capital firm, from May 2013 to December 2016 and as an entrepreneur-in-residence from 2011 to May 2013. Mr. Lynch has served on the boards of directors of bluebird bio, Inc., Blueprint Medicines Corp. and Eleven Biotherapeutics, Inc. since 2011, September 2012 and December 2013, respectively. Previously, Mr. Lynch served on the board of directors of BIND Therapeutics, Inc. from 2012 to May 2016. Mr. Lynch received a B.A. in mathematics from Wesleyan University and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our board of directors because of his senior leadership experience, his experience in private equity investing in life sciences companies and his extensive corporate governance experience through service on the boards of directors of other life sciences companies.

Ronald C. Renaud, Jr. has served as our president and chief executive officer and as a member of our board of directors since November 2014. Formerly, Mr. Renaud served as president and chief executive officer of Idenix Pharmaceuticals, a biopharmaceutical company, from 2010 until Idenix was acquired by Merck & Co., Inc., a pharmaceutical company, in August 2014. He was previously chief financial officer and chief business officer of Idenix from 2007 until his appointment as chief executive officer. Prior to joining Idenix, he served as senior vice president and chief financial officer of Keryx Biopharmaceuticals. Mr. Renaud is a member of the boards of directors of Akebia Therapeutics, Inc. and Chimerix, Inc. Mr. Renaud received a B.A. from St. Anselm College and an M.B.A. from the Marshall School of Business at the University of Southern California. We believe that Mr. Renaud is qualified to serve on our board of directors because of his service as our president and chief executive officer, his service on the boards of other private and public life sciences companies and his extensive knowledge of our company and industry.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Translate Bio, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, corporate governance guidelines and charters for our audit committee, our compensation committee and our nominating and governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the “Investors & Media” section of our website, www.translate.bio, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq Stock Market LLC, or Nasdaq, Marketplace Rules, or Nasdaq Listing Rules. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Teri Dahlman, Investor Relations, Translate Bio, Inc., 29 Hartwell Avenue, Lexington, MA 02421, telephone: (857) 242-7792, email: tdahlman@translate.bio.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Translate Bio and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	our board’s principal responsibility is to oversee the management of Translate Bio;

•	except as may be otherwise permitted by the Nasdaq Listing Rules, a majority of the members of our board shall be independent directors;

•	the independent directors meet at least twice annually in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

The Nasdaq Listing Rules require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2019, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Ronald C. Renaud, Jr., is an “independent director” as defined under the Nasdaq Listing Rules. In making such determination, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Mr. Renaud is not an independent director under these rules because he is our president and chief executive officer.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors, upon the recommendation of our nominating and corporate governance committee, has determined that the roles of chairman of the board and chief executive officer should remain separate at the current time. Accordingly, our board of directors has appointed Mr. Lynch, an independent director within the meaning of the Nasdaq Listing Rules (see “Director Independence” above), as the chairman of the board of directors. Mr. Lynch possesses an in-depth knowledge of the issues, opportunities and challenges that our company faces. We believe he is currently the person best positioned to ensure our board of directors’ time and attention is focused on the matters that are most critical to our company. Our board of directors believes Mr. Lynch is a decisive leader who commands accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners. Mr. Lynch’s duties as chairman of the board include the following:

•	chairing meetings of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;

•	facilitating communications between other members of our board of directors and the chief executive officer;

•	preparing or approving the agenda for each board meeting;

•	determining the frequency and length of board meetings and recommending when special meetings of our board of directors should be held; and

•

reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board of directors (see “Communications with Our Board of Directors” below).

Our board of directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

•	supporting the independent oversight of Translate Bio and enhancing our board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of board administration;

•	providing the chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our board of directors;

•	enhancing the independent and objective assessment of risk by our board of directors; and

•	providing an independent spokesman for our company.

Although the roles of chairman and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;

•

demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and a willingness and ability to contribute positively to the decision-making process of our company;

•	strong finance experience;

•	commitment to understand our company and its industry and to regularly attend and participate in meetings of our board of directors and its committees;

•

interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to diversity, but believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee takes into consideration such other facts, including, without limitation, diversity, as it may deem are in the best interests of our company and its stockholders. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The committee generally inquires of our board of directors and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, a statement as to the number of shares of our common stock beneficially owned by the stockholder making the recommendation, and certain other information as set forth in our bylaws, to Nominating and Corporate Governance Committee, Attention: Paul Burgess, Chief Legal Officer and Corporate Secretary, Translate Bio, Inc., 29 Hartwell Avenue, Lexington, MA 02421. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in the section below entitled “Stockholder Proposals for our 2020 Annual Meeting,” the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others, as described above.

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors (if an independent director), or the lead director (if one is appointed), or otherwise the chair of our Nominating and Governance Committee, with the assistance of our Chief Legal Officer or his or her designee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Translate Bio, Inc., Attention: Paul Burgess, Chief Legal Officer and Corporate Secretary, 29 Hartwell Avenue, Lexington, MA 02421.

Board Meetings and Attendance

Our board of directors met ten (10) times during our fiscal year 2018, including telephonic meetings. During the year, each of our directors attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. We did not hold an annual meeting of stockholders in 2018.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. A copy of each committee’s charter can be found under the “Investor & Media—Corporate Governance” section of our website, which is located at www.translate.bio.

Audit Committee

The members of our audit committee are Daniella Beckman, Owen Hughes and Daniel S. Lynch. Daniella Beckman is the chair of the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our audit committee held three (3) meetings during 2018. Our board of directors has determined that Ms. Beckman is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Compensation Committee

The members of our compensation committee are Daniel S. Lynch, Brian M. Gallagher, Jr. and Jean-François Formela. Daniel S. Lynch is the chair of the compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	periodically reviewing and discussing with our board corporate succession plans for our chief executive officer and other key officers;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our compensation committee held three (3) meetings during 2018.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Daniel S. Lynch, Brian M. Gallagher, Jr. and Daniella Beckman. Daniel S. Lynch is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee held one (1) meeting during 2018.

The Board’s Role in Risk Oversight

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and corporate governance. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Director Compensation

The table below shows all compensation to our non-employee directors during the year ended December 31, 2018.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Total ($)
Daniel S. Lynch	106,250	—	106,250
Daniella Beckman	39,375	—	39,375
Jean-François Formela, M.D.	—	210,168	210,168
Brian M. Gallagher, Jr., Ph.D.	—	210,168	210,168
Owen Hughes	33,750	—	33,750

(1)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC 718. See Note 11 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

In March 2018, Dr. Gallagher was granted an option to purchase 37,800 shares of common stock. Because Dr. Gallagher was then vice president and partner at S.R. One, Limited and an employee of GlaxoSmithKline LLC, Dr. Gallagher was obligated by S.R. One, Limited to transfer any shares issued upon exercise of his option grant to S.R. One, Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc, and as a result, his option was forfeited.

Prior to our IPO in June 2018, we paid cash fees to certain of our non-employee directors for their service on our board of directors; however, we did not have a written agreement with any of our directors or a formal non-employee director compensation policy, other than agreements with Mr. Lynch and Mr. Hughes.

Pursuant to an agreement, as amended, with Mr. Lynch, beginning on March 26, 2015, we paid Mr. Lynch $100,000 per year for his service as chairman of our board of directors and he was eligible to receive an annual bonus of up to $25,000. For his services in 2018 prior to our IPO, we paid Mr. Lynch $50,000 and have accrued $11,250 as payment for his 2018 annual bonus, which was paid in March 2019.

Pursuant to an agreement with Mr. Hughes, we paid Mr. Hughes $25,000 per year for his service on our board of directors and we granted him a one-time grant of 209,795 common incentive units. In connection with our corporate reorganization in 2016, these common incentive units were exchanged for 29,860 shares of restricted common stock. These shares vest as to 25% on the first anniversary of the vesting commencement date and monthly thereafter, subject to continued service. As of December 31, 2018, the aggregate number of shares of common stock subject to unvested stock awards held by our non-employee directors consisted of 11,820 shares of restricted common stock held by Mr. Hughes. In 2018, we paid Mr. Hughes $12,500 pursuant to his agreement for services completed prior to our IPO.

As of December 31, 2018, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows:

Director	Aggregate Number of Stock Options
Daniel S. Lynch	85,170
Daniella Beckman	67,995
Jean-François Formela, M.D.	37,800
Owen Hughes	38,135

In connection with our IPO, our board of directors approved a director compensation program that became effective on June 27, 2018, the effective date of the registration statement for our IPO. We have not made any payments to Mr. Lynch or Mr. Hughes under their respective agreements since the approval of the director compensation program.

In June 2018, our board of directors approved a director compensation program that became effective on the effective date of the registration statement for our IPO. Under this director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and the chairman of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Incremental Annual Fee
Board of Directors	$35,000	$30,000
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$3,750	$3,750

In addition, under our director compensation program, each non-employee director will receive under the 2018 Plan, upon his or her initial election to our board of directors, an option to purchase 37,800 shares of our common stock. Each of these options will vest in equal monthly installments beginning one month following the date of grant and ending on the three-year anniversary of the date of grant, subject to the non-employee director’s continued service as a director, employee or consultant. Further, on the dates of each of our annual meetings of stockholders, each non-employee director will receive, under the 2018 Plan, an option to purchase 18,900 shares of our common stock. Each of these options will vest in full on the first anniversary of the date of grant (or, if earlier, the date of our next annual meeting of stockholders following the date of grant), subject to the non-employee director’s continued service as a director, employee or consultant. All options issued to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant, and will have a term of ten years.

We reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings. Ronald C. Renaud, Jr., one of our directors who also serves as our president and chief executive officer, does not receive any additional compensation for his service as director. Mr. Renaud is one of our named executive officers and, accordingly, the compensation that we pay to Mr. Renaud is discussed under “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Narrative to Summary Compensation Table.”

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2018 and discussed them with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

We have received from, and discussed with, PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, we have received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with PricewaterhouseCoopers LLP its independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Daniella Beckman (chair)

Daniel S. Lynch

Owen Hughes

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 25, 2019:

Name	Age	Position(s)
Ronald C. Renaud, Jr.	50	President and Chief Executive Officer, Director
Ann Barbier, M.D., Ph.D.	54	Chief Medical Officer
Paul Burgess	45	Chief Legal Officer
Paula Cloghessy	48	Chief Human Resource Officer
Brian Fenton	51	Chief Business Officer
Michael Heartlein, Ph.D.	60	Chief Technical Officer
John R. Schroer	53	Chief Financial Officer
Richard Wooster, Ph.D.	59	Chief Scientific Officer

The biography of Ronald C. Renaud, Jr. can be found under “Members of the Board of Directors Continuing in Office.”

Ann Barbier, M.D., Ph.D. has served as chief medical officer since November 2017. Dr. Barbier was previously vice president of clinical development, rare genetic diseases, at Agios Pharmaceuticals Inc., a biopharmaceutical company, from June 2015 to October 2017, during which time she led the development program of a small molecule in rare benign hematological diseases. From 2007 until May 2015, Dr. Barbier was employed by Shire plc, a pharmaceutical company, most recently as senior director of clinical development. Dr. Barbier received an M.D. and Ph.D. in pharmacology from the University of Gent, Belgium, and a Master of Science from the Free University of Brussels, Belgium. She pursued a postdoctoral fellowship at the University of Tennessee in Memphis. Dr. Barbier has served on the board of Pieris Pharmaceuticals, Inc. since April 2018.

Paul Burgess has served as our chief legal officer since June 2018. Prior to that, he served as our general counsel since May 2016. He previously served as our vice president of intellectual property from March 2015 until May 2016. Mr. Burgess was also vice president of intellectual property at Scholar Rock, Inc., a biotechnology company, from July 2015 to April 2016 and held the same position at BIND Therapeutics, a biotechnology company, from 2008 to July 2015. He was also head of intellectual property at Civitas Therapeutics, a biopharmaceutical company, from March 2011 to February 2015. Prior to becoming a lawyer, Mr. Burgess worked as a scientist at Genetics Institute from 1995 to 1999. He received a J.D. from Northeastern University, M.S. in pharmacology from Northeastern University and B.S. in biology from Merrimack College.

Paula Cloghessy has served as our chief human resource officer since June 2018. Prior to that, she served as our senior vice president, human resources since January 2017. Previously, she was our vice president, human resources from July 2016 until January 2017. Ms. Cloghessy previously served as vice president, human resources at Joule Unlimited Technologies, Inc., an alternative energy company, from 2012 to April 2016 and as senior director, human resources at Joule Unlimited Technologies, Inc. from 2010 to 2012. Ms. Cloghessy received a B.A. in psychology from the University of Massachusetts.

Brian Fenton has served as our chief business officer since January 2017 and was our vice president of corporate development from September 2015 until he was appointed to his current position. Mr. Fenton was previously senior director of business development at Shire plc, a pharmaceutical company, from 2011 to September 2015. Prior to Shire plc, Mr. Fenton was executive director of business development at Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from 2006 to 2011. Since 1999, he has been a co-chair of MassBio and most recently served on its Forum Advisory Board. Mr. Fenton received a B.S. in biochemistry from the University of Massachusetts/Amherst, an M.S. in chemical engineering from the University of Virginia and an M.B.A. from the Worcester Polytechnic Institute.

Michael Heartlein, Ph.D. has served as our chief technical officer since December 2016 and as our Chief Scientific Officer from April 2018 until April 2019. Previously, Dr. Heartlein served as vice president, external science at Shire plc, a pharmaceutical company, from 2011 to December 2016 and was vice president, research at Shire plc from 2003 to 2011. During his tenure at Shire plc, he was the scientific founder of our MRT platform. Prior to joining Shire in 1989, Dr. Heartlein held a faculty appointment as an instructor of pediatrics and genetics at Harvard Medical School and was both a research fellow in genetics at Boston Children’s Hospital and a research fellow in pediatrics and genetics at Harvard Medical School from 1984 to 1987. Dr. Heartlein received a B.S. in biology and chemistry from Illinois State University and a Ph.D. in genetics from the University of Tennessee-Oak Ridge Graduate School of Biomedical Sciences.

John R. Schroer has served as our chief financial officer and treasurer since May 2018. From January 2014 to April 2018, Mr. Schroer served as a director and sector head – healthcare at Allianz Global Investors, a global asset management company. From 2009 to December 2013, he served as president and chief investment officer at Schroer Capital, LP, a financial services company that he founded. Mr. Schroer received a B.S. in history and international relations and an M.B.A. from the University of Wisconsin-Madison.

Richard Wooster, Ph.D. has served as our chief scientific officer since April 2019. From May 2013 to April 2019, Dr. Wooster served as the president of research and development and chief scientific officer at Tarveda Therapeutics, Inc., a biopharmaceutical company (formerly known as Blend Therapeutics, Inc.) and acted as its President from January 2014 to March 2015. Prior to joining Tarveda Therapeutics, Dr. Wooster was vice president and discovery performance unit head in oncology at GlaxoSmithKline plc, a pharmaceutical company. During his academic career, Dr. Wooster discovered the breast cancer susceptibility gene BRCA2, was one of the founders of the Cancer Genome Project at the Welcome Trust Sanger Institute where mutations in BRAF were first discovered and developed the COSMIC mutation database and website. He has more than 100 peer-reviewed articles and papers in scientific journals. Dr. Wooster received a BSc in Biochemistry and a Ph.D. in drug metabolizing enzymes from the University of Dundee, Scotland.

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. For 2018, our named executive officers are Ronald C. Renaud, Jr., our president and chief executive officer, John R. Schroer, our chief financial officer, and Brian Fenton, our chief business officer. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-equity incentive plan compensation ($)(1)	Option awards ($)(2)	All other compensation ($)		Total ($)
Ronald C. Renaud, Jr.(3)	2018	461,950	—	225,045	500,400	—		1,187,395
President and Chief Executive Officer	2017	403,650	—	161,460	4,628,482	450	(4)	5,194,042

John R. Schroer(5)	2018	223,558		118,125	2,827,145	75,979	(6)	3,244,807
Chief Financial Officer

Brian Fenton(7)	2018	321,500	—	103,257	549,122	8,250	(4)	982,129
Chief Business Officer

(1)

Amounts reported in the “Non-equity incentive plan compensation” column represent performance-based bonuses earned by our named executive officers in 2018 and 2017, respectively. See “—Narrative Disclosure to Summary Compensation Table—Annual Bonus” for a general description of the criteria that our board of directors used to determine the performance-based bonuses.

(2)

The amounts reported in the “Options awards” column reflect the aggregate grant-date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 11 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	Mr. Renaud also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)	Amounts consist of 401(k) matching contributions.
(5)	Mr. Schroer began his employment with Translate Bio in May 2018.
(6)

Amount shown consists of (i) $39,000 in reimbursements for relocation, pursuant to Mr. Schroer’s employment agreement, (ii) $6,490 in 401(k) matching contributions, (iii) $10,735 in tax gross ups and (iv) $19,754 in temporary housing paid to Mr. Schroer in 2018.

(7)	Mr. Fenton was not a named executive officer for 2017. Therefore, the Summary Compensation Table includes compensation information for 2018 only.

Narrative to Summary Compensation Table

Base Salary.    We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In June 2018, Mr. Renaud’s base salary was increased from $423,800 to $500,100 to better align his salary with executives at other similar public companies. In 2017, we paid Mr. Renaud a base salary of $403,650. Mr. Schroer was appointed as our chief financial officer in May 2018 at an annual base salary of $375,000. In June 2018, Mr. Fenton’s base salary was increased from $315,200 to $327,800 to better align his salary with executives at other similar public companies

Annual Bonus.    Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our letter agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our board of directors. We typically establish annual bonus targets based around a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our compensation committee primarily based on such review process. Our board of directors makes the final determination of the eligibility requirements for and the amount of such bonus awards based on the recommendation of the compensation committee. The final evaluation made by our board of directors does not involve a predetermined mathematical formula.

For 2017, the categories of corporate goals that we used to propose performance-based bonuses to our compensation committee included advancing our portfolio; advancing our platform and infrastructure; corporate development; financing, budgeting and general and administrative expenses; organizational effectiveness and developing a publication strategy. Based on our achievement or partial achievement, on or before our projected timeline, of specific goals within each category, the board of directors determined that we achieved 80% of the specified corporate goals. The board of directors approved performance-based bonuses for our named executive officers upon consideration of these corporate achievements, along with subjective factors related to each named executive officer’s individual performance, responsibilities and then-existing compensation levels. With respect to 2017, the board of directors awarded a bonus of $161,460 to Mr. Renaud based on achievement of corporate goals in 2017, with such amount representing 80% of his bonus target.

For each of our named executive officers, target bonuses as a percentage of annual salary for 2018 were 50%, in the case of Mr. Renaud, and 35%, in the case of each of Mr. Schroer and Mr. Fenton. For 2018, the categories of corporate goals that we used to propose performance-based bonuses to our compensation committee included corporate strategy, advancing our portfolio and platform, clinical development, corporate development, financing and general and administrative expenses, and organizational effectiveness. Based on our achievement or partial achievement, on or before our projected timeline, of specific goals within each category, the board of directors determined that we achieved 90% of the specified corporate goals. The board of directors approved performance-based bonuses for our named executive officers upon consideration of these corporate achievements, along with subjective factors related to each named executive officer’s individual performance, responsibilities and then-existing compensation levels. With respect to 2018, the board of directors awarded bonuses of $225,045, $118,125 and $103,257 to Mr. Renaud, Mr. Schroer and Mr. Fenton, respectively, in each case based on achievement of corporate goals in 2018, with such amount representing 90% of each such officer’s performance bonus target.

Target bonuses as a percentage of annual salary for 2019 remain the same as those target bonuses as a percentage of annual salary in 2018.

Equity Incentives.    Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and generally plans to annually grant equity incentive awards to them in the form of stock awards. In addition to our annual grants to current employees, we typically grant stock option awards at the start of employment to each executive and our other employees. We have retained discretion to provide additional targeted grants in certain circumstances.

In March 2018, we granted options to purchase 90,000 and 98,764 shares of common stock to Mr. Renaud and Mr. Fenton, respectively, at an exercise price of $8.34 per share, the fair market value of our common stock on the date of grant. These options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in thirty-six equal monthly installments thereafter, subject to continued service. The options have a term of ten (10) years from the date of grant.

Pursuant to his letter agreement with the Company, Mr. Schroer received an initial equity award in May 2018 in the form of an option to purchase 416,983 shares of common stock at an exercise price of $9.78 per share, the fair market value of our common stock on the date of grant. The option vests as to 25% of the shares underlying the option on the first anniversary of Mr. Schroer’s initial employment date, with the remainder vesting in thirty-six equal monthly installments thereafter, subject to continued service. The option has a term of ten (10) years from the date of grant.

In March 2019, we granted options to purchase 500,000, 125,000 and 90,000 shares of common stock to Mr. Renaud, Mr. Schroer and Mr. Fenton, respectively, at an exercise price of $7.95 per share, the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. These options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in thirty-six equal monthly installments thereafter, subject to continued service. The options have a term of ten (10) years from the date of grant.

We award our stock options on the date our board of directors approves the grant. We set the option exercise price and grant-date fair value based on our per-share estimated valuation on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Time vested stock option grants to our executives and other employees typically vest 25% on the first anniversary of grant or, if earlier, the initial employment date and in equal monthly installments thereafter, through the fourth anniversary of the vesting commencement date, and have a term of ten (10) years from the grant date.

Outstanding Equity Awards at Fiscal Year End 2018

The following table sets forth information regarding all outstanding stock options and stock awards held by each of our named executive officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Ronald C. Renaud, Jr.	498,174	640,503	(2)	$7.39	12/21/2027	108,428	(3)	$813,210
	—	90,000	(4)	$8.34	3/6/2028	—		—

John R. Schroer	—	416,983	(5)	$9.78	5/21/2028	—		—

Brian Fenton	30,112	38,716	(2)	$7.39	12/21/2027	23,534	(6)	$176,505
	—	98,763	(4)	$8.34	3/6/2028	—		—

(1)	Based on the closing price of our common stock on the Nasdaq Global Select Stock Market on December 31, 2018 of $7.50 per share.
(2)	This option was granted on December 22, 2017, and the shares underlying the option are scheduled to vest in equal monthly installments over four years from March 9, 2017, subject to continued service.
(3)

Consists of an equity award granted to Mr. Renaud on March 8, 2016, which resulted in 371,753 shares of restricted common stock, following our corporate reorganization in 2016. The shares are scheduled to vest in equal monthly installments until February 24, 2020, subject to continued service.

(4)

This option was granted on March 7, 2018. 25% of the shares underlying the option vested on March 7, 2019 and the remaining 75% of the shares underlying the option are scheduled to vest in 36 equal monthly installments thereafter until March 7, 2022, subject to continued service.

(5)

This option was granted on May 22, 2018. 25% of the shares underlying the option are scheduled to vest on May 21, 2019, and the remaining 75% of the shares underlying the option are scheduled to vest in 36 equal monthly installments thereafter until May 22, 2022, subject to continued service.

(6)

Consists of an equity award granted to Mr. Fenton on September 24, 2015, which resulted in 125,495 shares of restricted common stock, following our corporate reorganization in 2016. 25% of the shares underlying this option vested on September 21, 2016, and the remaining 75% of the shares are scheduled to vest in equal monthly installments until September 21, 2019, subject to continued service.

Employment Agreements

Letter Agreement with Ronald C. Renaud, Jr.

In connection with our initial hiring of Mr. Renaud as our chief executive officer, we entered into a letter agreement with him dated October 31, 2014. Under the letter agreement, Mr. Renaud is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The letter agreement provides that Mr. Renaud is entitled to a base salary of $375,000 during his employment with us and that he is eligible, at our sole discretion, to earn an annual bonus of up to 50% of his base salary. Mr. Renaud’s letter agreement also provided that he was entitled to an equity award equal to 432,809 shares of restricted common stock, following our corporate reorganization in 2016. The equity award was granted in November 2014 and fully vested in November 2018.

Under the letter agreement, Mr. Renaud is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his letter agreement with us, to (i) continue receiving his then-current annual base salary for a period of 12 months following the date his employment with us is terminated and a pro rata annual bonus for the year in which such termination occurred based on his target bonus and the number of days served during the year and (ii) continue receiving an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer.

In addition, in the event that Mr. Renaud’s employment is terminated by us without cause or by Mr. Renaud with good reason, each as defined in the letter agreement, within twelve (12) months following a change of control, Mr. Renaud will be entitled under the letter agreement to (i) continue receiving his then-current annual base salary for a period of 24 months following the date his employment with us is terminated, (ii) an amount equal to the greater of (A) the target bonus for the fiscal year during which Mr. Renaud was terminated and (B) the actual bonus Mr. Renaud was paid in respect of the most recent fiscal year ending prior to the date of termination, (iii) continue receiving an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iv) the automatic vesting and exercisability of any unvested equity awards then held by him on the date his employment with us is terminated, which options will remain exercisable for the time period set forth in the applicable grant agreement.

Letter Agreement with John R. Schroer

In connection with our initial hiring of Mr. Schroer as our chief financial officer, we entered into a letter agreement with him dated May 14, 2018. Under the letter agreement, Mr. Schroer is an at-will employee, and his employment with us can be terminated by Mr. Schroer or us at any time and for any reason. The letter agreement provides that Mr. Schroer is entitled to a base salary of $375,000 during his employment with us and that he is eligible, at our sole discretion, to earn an annual bonus of up to 35% of his base salary. Mr. Schroer’s letter agreement also provided that he was entitled to the grant of an option to purchase 416,983 shares of our common stock, with an exercise price equal to the fair market value of a share of our common stock on the grant date, or $9.78 per share, subject to a four-year vesting schedule in which 25% of the stock options will vest on May 22, 2019 and the remainder will vest on a monthly basis over 36 months thereafter, in each case subject to continued service.

Under the letter agreement, Mr. Schroer is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his letter agreement with us, to (i) continue receiving his then-current annual base salary for a period of nine (9) months following the date his employment with us is terminated, and (ii) continue receiving an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of nine months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer.

In the event that Mr. Schroer’s employment is terminated by us without cause or by Mr. Schroer with good reason, each as defined in the letter agreement, within twelve (12) months following a change of control, Mr. Schroer will be entitled under the letter agreement to (i) continue receiving his then-current annual base salary for a period of twelve (12) months following the date his employment with us is terminated, (ii) continue receiving an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of twelve months following the date his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) the automatic vesting of any unvested stock options and other equity awards then held by him on the date his employment with us is terminated, which options will remain exercisable for the time period set forth in the applicable grant agreement. In addition, to better align our executives’ compensation with that of similar public companies, in connection with our IPO in June 2018, our board of directors provided that Mr. Schroer will also be entitled to his target bonus upon a change of control.

Letter Agreement with Brian Fenton

In connection with our initial hiring of Mr. Fenton as our chief business officer, we entered into a letter agreement with him dated August 6, 2015, which was amended in October 2017. Under the letter agreement, Mr. Fenton is an at-will employee, and his employment with us can be terminated by Mr. Fenton or us at any time and for any reason. The letter agreement provides that Mr. Fenton is entitled to a base salary of $290,000 during his employment, subject to periodic review and adjustment with us, and that he is eligible, at our sole discretion, to earn an annual bonus of up to 30% of his base salary. Mr. Fenton’s letter agreement also provided that he was entitled to the award of 881,700 common incentive units, subject to a four-year vesting schedule, which award was granted in September 2015 and will be fully vested in September 2019. In connection with our corporate reorganization in 2016, these common incentive units were exchanged for 125,495 shares of restricted common stock.

Under the letter agreement, Mr. Fenton is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his letter agreement with us, to (i) continue receiving his then-current annual base salary for a period of nine months following the date his employment with us is terminated, and (ii) continue receiving an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of nine months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer.

In the event that Mr. Fenton’s employment is terminated by us without cause or by Mr. Fenton with good reason, each as defined in the letter agreement, within twelve (12) months following a change of control, Mr. Fenton will be entitled under the letter agreement to (i) continue receiving his then-current annual base salary for a period of twelve (12) months following the date his employment with us is terminated, (ii) continue receiving an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of twelve months following the date his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) the automatic vesting of any unvested stock options and restricted stock and other equity awards then held by him on the date his employment with us is terminated, which options will remain exercisable for the time period set forth in the applicable grant agreement. In addition, to better align our executives’ compensation with that of similar public companies, in connection with our IPO in June 2018, our board of directors provided that Mr. Fenton will also be entitled to his target bonus upon a change of control.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements

Each of our named executive officers has entered into a standard form of agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each named executive officer has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, clients or customers during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each named executive officer has agreed that we own all inventions that are developed by such executive officer during his employment with us that are within the field of monoclonal antibody-based therapeutic treatments for infectious diseases. Each named executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license to use any prior inventions that such executive officer incorporates into inventions assigned to us under this agreement.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). We also make discretionary matching contributions to the 401(k) plan equal to 50% of the employee contributions that are contributed as a pre-tax or Roth after-tax salary deferral contribution, up to a maximum of 6% of the employee’s salary for a total match of up to 3%. An employee can defer up to the annual, statutorily prescribed limit, equal to $18,500, or $24,500 for individuals over the age of 50, in 2018. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee as directed by participants.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2018. As of December 31, 2018, we had three equity compensation programs, each of which was approved by our stockholders: our 2018 Equity Incentive Plan; our 2018 Employee Stock Purchase Plan and our 2016 Stock Incentive Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2018 Equity Incentive Plan(2)	203,176	$9.49	2,669,525
2018 Employee Stock Purchase Plan (3)	—	—	—
2016 Stock Incentive Plan	5,995,021	$7.72	—
Equity compensation plans not approved by security holders	—	—	—

Total	6,198,197	$7.77	2,669,525

(1)	Represents the weighted average exercise price of the 6,198,197 stock options outstanding on December 31, 2018.
(2)

The number of shares of our common stock reserved for issuance under the 2018 Equity Incentive Plan is the sum of: 2,512,187, plus the number of shares (up to 1,013,167 shares) equal to the sum of (i) the number of shares of our common stock reserved for issuance under our 2016 Stock Incentive Plan, or the 2016 Plan, that remained available for grant under the 2016 Plan immediately prior to the effectiveness of the registration statement for our IPO and (ii) the number of shares of our common stock subject to outstanding awards under the 2016 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2028, equal to the lowest of (i) 3,349,582 shares of our common stock, (ii) 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and (iii) an amount determined by our board of directors.

(3)

Our 2018 Employee Stock Purchase Plan, or 2018 ESPP, became effective on June 27, 2018. A total of 418,697 shares of common stock were initially reserved for issuance under this plan. Our 2018 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2018 ESPP to be added on the first day of each fiscal year beginning on January 1, 2019 and continuing until, and including, the fiscal year commencing on January 1, 2029, in an amount equal to the lowest of (i) 837,395 shares of our common stock, (ii) 1% of the number of shares of our common stock outstanding on the first day of such fiscal year and (iii) an amount determined by our board of directors. As of December 31, 2018, no shares had been issued under our 2018 ESPP.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2018, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Asset Purchase Agreement with Shire

On December 22, 2016, we entered into an asset purchase agreement with Shire Human Genetic Therapies, Inc., or Shire, a subsidiary of Shire plc, which, as amended on June 7, 2018, we refer to as the Shire Agreement. Shire currently holds approximately 15.6% of our outstanding common stock. Pursuant to the Shire Agreement, we acquired Shire’s mRNA therapy platform, or MRT Program, for an aggregate purchase price of $112.2 million, consisting of 5,815,560 shares of common stock with an aggregate fair value of $41.1 million on the acquisition date and contingent consideration with an aggregate fair value of $71.1 million on the acquisition date. The contingent consideration included the obligation to issue additional shares of common stock to Shire in connection with the closing of subsequent equity financings, as well as the obligation to make future milestone and earnout payments upon the occurrence of specified commercial milestones. We and Shire entered into an amendment to the asset purchase agreement on June 7, 2018 to align certain terms of the asset purchase agreement with the collaboration and license agreement that our wholly owned subsidiary Translate Bio MA, Inc. entered into with Sanofi Pasteur Inc. on June 8, 2018.

Through the date hereof, we have issued to Shire an aggregate of 7,078,945 shares of our common stock in connection with our issuance and sale of an aggregate of $93.0 million of equity financings and with our IPO, which fully satisfied our obligation to issue shares of common stock to Shire under the Shire Agreement.

Pursuant to the Shire Agreement, we may not take any action that would result in Shire and its affiliates, beneficially owning more than 19.9% of the voting power of all of our outstanding common stock, excluding from the denominator any unvested restricted stock. If Shire and its affiliates beneficially own more than 19.9% of our outstanding common stock, we are obligated to redeem the shares of common stock in excess of such threshold at Shire’s election at the then-fair market value of the common stock. We are not obligated to redeem such shares to the extent that Shire may sell such excess shares of common stock without limitation pursuant to Rule 144 under the Securities Act.

Consulting Agreement with Daniel S. Lynch

On June 1, 2012, we entered into a consulting agreement with Daniel S. Lynch, our chairman of our board of directors, for the provision of consulting, advisory and related services. We amended the agreement on December 17, 2012 and March 26, 2015. From September 1, 2012 until March 26, 2015, the agreement provided that Mr. Lynch would serve as our executive chairman and chairman of our board of directors and that Mr. Lynch was entitled to base compensation of $150,000 per year and was eligible to receive an annual performance bonus of up to 25% of his base compensation. We also agreed to reimburse certain of Mr. Lynch’s expenses in connection with the performance of services under the agreement. Pursuant to the amendment dated March 26, 2015, Mr. Lynch ceased to be our executive chairman and, after such date, Mr. Lynch was entitled to base compensation of $100,000 per year and was eligible to receive an annual performance bonus of up to 25% of his base compensation. In June 2018, the Company’s board of directors approved a director compensation program in connection with our IPO. We have not made any payments to Mr. Lynch under the consulting agreement since the approval of the director compensation program, although we have accrued $11,250 for the payment of Mr. Lynch’s annual bonus for the first half of 2018 for his services in 2018 prior to our IPO.

Initial Public Offering

On July 2, 2018, we closed our IPO of 9,350,000 shares of common stock at a public offering price of $13.00 per share, and on July 24, 2018, we issued and sold an additional 364,371 shares of common stock at a price of $13.00 per share pursuant to the exercise of the underwriters’ over-allotment option. The following table sets forth the number of shares of our common stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Purchase Price
Entities affiliated with FMR, LLC	1,682,052	$21,866,676
Entities affiliate with Baupost Group, L.L.C.	1,923,076	$24,999,988
Entities affiliated with SR One, Limited	269,230	$3,499,990

Total	3,874,358	$50,366,654

Registration Rights

We are a party to a registration rights agreement with Shire and the holders of our preferred stock, including our 5% stockholders and their affiliates and entities affiliated with some of our executive officers and directors. This registration rights agreement provides these stockholders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our executive officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 15, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 45,319,709 shares of our common stock outstanding as of April 15, 2019. The number of shares beneficially owned by each stockholder is determined under rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 15, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Translate Bio, Inc., 29 Hartwell Avenue, Lexington, MA 02421. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares of Common Stock Owned		Common Stock Underlying Options and Other Rights Acquirable Within 60 Days		Total Beneficial Ownership
					Number	Percentage
		+		=
5% Stockholders
Shire Human Genetic Therapies, Inc.(1)	7,078,945		—		7,078,945	15.6%
Entities affiliated with FMR, LLC(2)	6,771,313		—		6,771,313	14.9%
The Baupost Group, L.L.C.(3)	6,491,287		—		6,491,287	14.3%
Atlas Venture Fund VIII, L.P.(4)	3,922,008		—		3,922,008	8.7%
S.R. One, Limited(5)	3,697,912		—		3,697,912	8.2%
Entities managed by Omega Fund Management, LLC(6)	2,437,603		—		2,437,603	5.4%

Named Executive Officers and Directors
Ronald C. Renaud, Jr.(7)	886,381		668,637		1,555,018	3.4%
John R. Schroer	—		104,245		104,245	*
Brian Fenton(8)	125,495		69,579		195,074	*
Daniel S. Lynch	321,825		47,914		369,739	*
Daniella Beckman	—		29,755		29,755	*
Jean-François Formela, M.D.(4)	3,922,008		—		3,922,008	8.7%
Brian M. Gallagher, Jr., Ph.D.	—		—		—	*
Owen Hughes(9)	29,860		21,453		51,313	*
Robert J. Meyer, M.D.	—		5,250		5,250	*
Robert M. Plenge, M.D., Ph.D.(10)	—		2,100		2,100	*
All current executive officers and directors as a group (15 persons) (11)	5,426,642		1,552,223		6,978,865	15.4%

*	Less than 1%.
(1)

Consists of 7,078,945 shares of common stock held by Shire Human Genetic Therapies, Inc., or Shire, an indirect wholly owned subsidiary of Shire plc, which, in turn, is an indirect wholly owned subsidiary of Takeda Pharmaceutical Company Limited, or Takeda. Shire, Shire plc and Takeda have shared voting and investment power over the shares held by Shire. The address for Shire Human Genetic Therapies, Inc. is 300 Shire Way, Lexington, MA 02421. For information regarding Shire Human Genetic Therapies, Inc. we have relied, without further independent investigation, on the Schedule 13G filed by Shire Human Genetic Therapies, Inc. with the SEC on February 14, 2019.

(2)

Consists of 6,771,313 shares of common stock of which 1,459,009 shares of common stock FMR LLC Inc. has sole power to vote. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 200 Seaport Blvd., V12G, Boston, Massachusetts 02210. For information regarding the Fidelity Funds we have relied, without further independent investigation, on the Schedule 13G/A filed by Fidelity Funds. with the SEC on February 13, 2019.

(3)

Consists of 6,491,287 shares of common stock beneficially owned by the Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman. The Baupost Group, L.L.C. is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were purchased. The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman have shared voting and investment power over these shares of common stock. The principal business address for The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 1700, Boston, MA 02116. For information regarding The Baupost Group, L.L.C. we have relied, without further independent investigation, on the Schedule 13G filed by The Baupost Group, L.L.C. with the SEC on July 9, 2018.

(4)

Consists of 3,922,008 shares of common stock held by Atlas Venture Fund VIII, L.P., or Atlas Fund VIII. All shares are held directly by Atlas Fund VIII. Atlas Venture Associates VIII, L.P. is the general partner of Atlas Venture Fund VIII, and Atlas Ventures Associates VIII, Inc. is the general partner of Atlas Venture Associates VIII, L.P. Peter Barrett, Jean-François Formela, Bruce Booth and Jeff Fagnan are the directors of Atlas Venture Associates VIII, Inc. and collectively make investment decisions on behalf of Atlas Venture Fund VIII. Dr. Formela is also a member of our board of directors. Dr. Formela disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The address for Atlas Venture Fund VIII is 46 Wareham Street, Boston, Massachusetts 02118. For information regarding Atlas Fund VIII we have relied, without further independent investigation, on the Schedule 13G filed by Atlas Fund VII with the SEC on February 8, 2019.

(5)

Consists of 3,697,912 shares of common stock held by S.R. One, Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc. GlaxoSmithKline plc has sole voting and investment power over the shares of common stock held by S.R. One, Limited. The address of S.R. One, Limited is 161 Washington Street, Eight Tower Bridge, Suite 500, Conshohocken, PA 19428-2077. For information regarding S.R. One Limited we have relied, without further independent investigation, on the Schedule 13D/A filed by GlaxoSmithKline plc with the SEC on October 17, 2018.

(6)

Consists of (a) 979,179 shares of common stock held by Omega Fund IV, L.P. (“Omega IV”) and (b) 1,458,424 shares of common stock held by Omega Fund V, L.P. (“Omega V”). Omega Fund IV GP, L.P. (“Omega IV GP LP”) is the general partner of Omega IV. Omega Fund IV G.P. Manager, Ltd. (“Omega IV GP Ltd”) is the general partner of Omega IV GP LP. Otello Stampacchia, Richard J. Lim and Anne-Mari Paster are all the shareholders and directors of Omega IV GP Ltd and have shared voting and investment power over the shares held by Omega IV. Omega Fund V GP, L.P. (“Omega V GP LP”) is the general partner of Omega V. Omega Fund V GP Manager, Ltd. (“Omega V GP Ltd”) is the general partner of Omega V GP LP. Mr. Stampacchia, Mr. Lim, Claudio Nessi and Ms. Paster are all the shareholders and directors of Omega V GP Ltd and have shared voting and investment power over the shares held by Omega V. The address of Omega IV, Omega IV GP LP, Omega IV GP Ltd, Omega V, Omega V GP LP and Omega V GP Ltd (the “Omega Entities”) is 185 Dartmouth Street, Suite 502, Boston, MA 02116. For information regarding the Omega Entities we have relied, without further independent investigation, on the Schedule 13G filed by the Omega Entities with the SEC on February 13, 2019.

(7)

Consists of (a) 409,913 shares of common stock held by Ronald Renaud 2014 Irrevocable Family Trust, for which Sarah Connolly serves as trustee, (b) 40,909 shares of common stock held by The Ronald C. Renaud, Jr. Trust—2007, as to which Ronald C. Renaud, Jr. and Marianne Renaud serve as co-trustees, (c) 435,559 shares of common stock, of which 69,703 shares remain subject to vesting 60 days after April 15, 2019, and (d) 668,637 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2019.

(8)	Of the shares of common stock, 10,460 shares remain subject to a right of forfeiture in favor of the Company, which right of forfeiture lapses with the passage of time.
(9)	Of the shares of common stock, 8,089 remain subject to a right of forfeiture in favor of the Company, which right of forfeiture lapses with the passage of time.
(10)	Dr. Plenge became a director on April 10, 2019.
(11)	Of the shares of common stock, 112,693 remain subject to a right of forfeiture in favor of the Company, which right of forfeiture lapses with the passage of time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2018, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and the board of directors has directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers has served as the company’s registered public accountant since 2015. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers as the company’s independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, the board of directors is submitting the audit committee’s selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants, Fees and Other Matters

PricewaterhouseCoopers LLP was our independent registered public accounting firm for the years ended December 31, 2018 and December 31, 2017. The following table summarizes the fees of PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	2018	2017
Audit Fees(1)	$1,988,000	$515,240
Audit Related Fees(2)	—	—
Tax Fees (3)	—	40,770
All Other Fees(4)	2,756	1,800

Total	$1,990,756	$557,810

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, services in connection with our IPO that was completed in June 2018 and other professional services provided in connection with regulatory filings or engagements.

(2)

“Audit Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2017 or 2018.

(3)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers.
(4)	“All Other Fees” for 2018 consist of subscription fees.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the provision of such services is compatible with maintaining such independence.

Pre-Approval Policies and Procedures

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During our 2018 and 2017 fiscal years, all of the services provided by PricewaterhouseCoopers were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2020 annual meeting of stockholders, stockholder proposals must be received by us no later than December 27, 2019, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2019 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2020 annual meeting of stockholders but not included in the proxy statement by March 20, 2020, but not before February 19, 2020, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2020 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Translate Bio, Inc., Attention: Nominating and Corporate Governance Committee, 29 Hartwell Avenue, Lexington, Massachusetts 02421.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2018 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to you if you write or call us at Translate Bio, Inc., 29 Hartwell Avenue, Lexington, Massachusetts 02421, Attention: Teri Dahlman, Investor Relations, email: tdahlman@translate.bio, telephone: (857) 242-7792. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this Proxy Statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend, we urge you to vote your shares over the internet or by telephone, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

ANNUAL MEETING OF TRANSLATE BIO, INC.

Date:	Tuesday, June 18, 2019
Time:	9:00 A.M. (Eastern Time)
Place:	Offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2.

1:	The election of three Class I directors, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his successor has been duly elected and qualified.
Nominees:
(01) Jean-François Formela, M.D.

(02) Robert J. Meyer, M.D.

(03) Robert M. Plenge, M.D., Ph.D.

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the selection of PricewaterhouseCoopers LLP as Translate Bio, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2019.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Translate Bio, Inc.

to be held on Tuesday, June 18, 2019

for Holders as of April 22, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/TBIO	855-673-0638

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.		• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.
	OR	MAIL

•	Mark, sign and date your Proxy Card/Voting Instruction Form.
•	Detach your Proxy Card/Voting Instruction Form.
•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Ronald C. Renaud, Jr., Paul Burgess and John R. Schroer, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Translate Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

PROXY TABULATOR FOR TRANSLATE BIO, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903